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                                                                    EXHIBIT 99.2


                                     ALLONGE

         This Allonge to Amended and Restated Secured Convertible Note (the "Convertible Note"), dated May 3, 2000, in the principal amount of $18,700,000.00 by VISTA Information Solution, Inc. and VISTA DMS, inc. (collectively, the "makers") payable to the order of Moore North America, Inc. (the "holder") shall be attached thereto and made part thereof.

                                  ENDORSEMENTS

         Effective as of February 15, 2001, the Convertible Note is hereby endorsed as follows:

         All rights of the Holder under the Convertible Note are hereby assigned to Fidelity National Financial, Inc. and the Convertible Note is payable to the order of Fidelity National, Inc.


                                          MOORE NORTH AMERICA, INC.

                                          By:
                                              ----------------------------------
                                          Its:
                                               ---------------------------------


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